Exhibit 99.1

Contact:
Randy Gottfried	Chris Danne
Chief Financial Officer	chris@blueshirtgroup.com
Riverbed Technology, Inc.	The Blueshirt Group
415-247-6397	415-217-7722

Riverbed Technology Reports First Quarter Preliminary Results

San Francisco, CA, April 3, 2008 – Riverbed Technology, Inc. (Nasdaq: RVBD) today announced preliminary results for its first fiscal quarter ended March 31, 2008.

First quarter revenues are expected to be in the range of $72 million to $73 million, compared with revenues of $42.8 million in the first quarter of 2007. GAAP net income is expected to be approximately breakeven. Non-GAAP net income, which excludes the impact of stock-based compensation expenses and related payroll taxes, is expected to be in the range of $0.08 to $0.10 per share.

“Although international sales remained solid and demand remained broad-based, revenue results were below our expectations,” said Jerry Kennelly, Riverbed® president and chief executive officer. “Macro-economic trends caused a lengthening sales cycle, primarily for domestic enterprise customers. Our pipeline remains robust, and we’re targeting a return to sequential revenue growth in the second quarter. We also expect to report solid non-GAAP profitability and positive cash flow generation in the first quarter.”

The company will discuss its outlook and revised guidance when it reports its quarterly results on April 24, 2008.

Conference Call Information

Riverbed will host a conference call for analysts and investors to discuss its preliminary first quarter results today at 5:00 p.m. Eastern Time (2:00 p.m. Pacific Time). For parties in the United States and Canada, call 800-366-3908 to access the conference call. International parties can access the call at 303-275-2170. A live webcast of the conference call, which will include forward-looking information, will also be accessible from the “Investor Relations” section of the company’s website at www.riverbed.com. Following the webcast, an archived version will be available on the website for 30 days. A telephonic replay of the conference call will also be available two hours after the call and will run for two days. To hear the replay, parties in the United States and Canada should call 800-405-2236 and enter passcode 11112131. International parties can access the replay at 303-590-3000 and should enter passcode 11112131.

First Quarter 2008 Earnings Announcement

The anticipated results in this press release are based on management’s preliminary analysis of operations for the quarter ended March 31, 2008. Riverbed will announce its final results for the quarter shortly after market close on Thursday, April 24, 2008.

Riverbed will host a conference call and live webcast at 5:00 p.m. Eastern Time (2:00 p.m. Pacific Time) that day to discuss the first quarter results. For parties in the United States and Canada, call 800-366-7449 to access the conference call. International parties can access the call at 303-275-2170. Riverbed will offer a live webcast of the conference call, which will also include forward-looking information. The webcast will be accessible from the “Investor Relations” section of Riverbed’s website (www.riverbed.com). The webcast will be archived for a period of 30 days. A telephonic replay of the conference call will also be available two hours after the call and will run for two days. To hear the replay, parties in the United States and Canada should call 800-405-2236 and enter passcode 11110938. International parties should call 303-590-3000 and enter passcode 11110938.

About Riverbed

Riverbed Technology is the technology and market leader in wide-area data services (WDS) solutions for companies worldwide. By enabling application performance over the wide area network (WAN) that is orders of magnitude faster than what users experience today, Riverbed is changing the way people work, and enabling a distributed workforce that can collaborate as if they were local. Additional information about Riverbed (Nasdaq: RVBD) is available at www.riverbed.com.

Forward Looking Statements

This press release contains forward-looking statements, including statements regarding our expected revenues, earnings and cash flow, and statements regarding regional performance, for the quarter ended March 31, 2008, and statements regarding our expected revenue performance for the second fiscal quarter of 2008. These forward-looking statements involve risks and uncertainties, including potential discrepancies between management’s preliminary analysis and the final results for the quarter ended March 31, 2008 to be announced on April 24, 2008, as well as risks related to a lengthening sales cycle that may further affect future operating periods. These forward-looking statements also involve assumptions that, if they do not fully materialize or prove incorrect, could cause our results to differ materially from those expressed or implied by such forward-looking statements. The risks and uncertainties that could cause our results to differ materially from those expressed or implied by such forward-looking statements include our ability to react to trends and challenges in our business and the markets in which we operate; our ability to anticipate market needs or develop new or enhanced products to meet those needs; the adoption rate of our products; our ability to establish and maintain successful relationships with our distribution partners; our ability to compete in our industry; fluctuations in demand, sales cycles and prices for our products and services; shortages or price fluctuations in our supply chain; our ability to protect our intellectual property rights; general political, economic and market conditions and events, including recently emerging and persistent macroeconomic trends and lengthening sales, primarily for domestic enterprise customers; and other risks and uncertainties described more fully in our documents filed with or furnished to the Securities and Exchange Commission. More information about these and other risks that may impact Riverbed’s business are set forth in our Form 10-K filed with the SEC on February 15, 2008, as well as subsequent reports filed with the SEC. All forward-looking statements in this press release are based on information available to us as of the date hereof, and we assume no obligation to update these forward-looking statements. Any future product, feature or related specification that may be referenced in this release are for information purposes only and are not commitments to deliver any technology or enhancement. Riverbed reserves the right to modify future product plans at any time.

Non-GAAP Financial Measures

In addition to disclosing financial measures prepared in accordance with Generally Accepted Accounting Principles (GAAP), this press release and the accompanying tables contain non-GAAP financial measures. For a description of these non-GAAP financial measures, including the reasons why management uses each measure, and reconciliations of these non-GAAP financial measures to the most directly comparable GAAP financial measures, please see the section of the accompanying tables titled “Use of Non-GAAP Financial Information” as well as the related tables that follow it. We anticipate disclosing forward-looking non-GAAP financial information in our April 24, 2008 conference call to discuss our first quarter results, including an estimate of non-GAAP earnings for the second quarter and fiscal year 2008 that excludes stock-based compensation expenses related to employee stock options, purchases of common stock under our Employee Stock Purchase Plan, and related payroll taxes. We cannot readily estimate these expenses because they depend on such factors as our future stock price for purposes of computing such expenses.

A copy of this press release can be found on the investor relations page of Riverbed’s website at www.riverbed.com.

Riverbed Technology, Riverbed, Steelhead, RiOS, Interceptor, and the Riverbed logo are trademarks or registered trademarks of Riverbed Technology, Inc. All other trademarks used or mentioned herein belong to their respective owners.

Riverbed Technology, Inc.

Reconciliation of GAAP net income per diluted share to non-GAAP net income per diluted share

(Unaudited)

	Three Months Ended March 31, 2008
	(Anticipated)
	Low end of range	High end of range
GAAP net income per diluted share	$—	$0.02
Stock-based compensation and related payroll taxes	0.15	0.15
Income tax effect of non-GAAP adjustments	(0.07)	(0.07)

Non-GAAP net income per diluted share	$0.08	$0.10

Use of Non-GAAP Financial Information:

To supplement our condensed consolidated financial statements presented on a GAAP basis, Riverbed uses non-GAAP measures of operating results, net income and net income per share, which are adjusted to exclude stock-based compensation expense and payroll tax expense related to stock option exercises, exclude our tax valuation allowance and certain other extraordinary items from the tax rate, and to include dilutive shares where applicable. We believe these adjustments are appropriate to enhance an overall understanding of our past financial performance and also our prospects for the future. These adjustments to our current period GAAP results are made with the intent of providing both management and investors a more complete understanding of Riverbed's underlying operating results and trends and our marketplace performance. The non-GAAP results are an indication of our baseline performance that are considered by management for the purpose of making operational decisions. In addition, these non-GAAP results are the primary indicators management uses as a basis for our planning and forecasting of future periods. The presentation of this additional information is not meant to be considered in isolation or as a substitute for net income or basic and diluted net income per share prepared in accordance with generally accepted accounting principles in the United States. Non-GAAP financial measures are not based on a comprehensive set of accounting rules or principles and are subject to limitations.